Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the foregoing Amendment No. 11 to Schedule 13D, dated September 8, 2025, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Date:      September 8, 2025

PRESCOTT General partners LLC

/s/ Scott J. Vassalluzzo
Name: Scott J. Vassalluzzo
Title: Managing Member

IDOYA PARTNERS L.P.

By: Prescott General Partners LLC
Its: General Partner

/s/ Scott J. Vassalluzzo
Name: Scott J. Vassalluzzo
Title: Managing Member

PRESCOTT ASSOCIATES L.P.

By: Prescott General Partners LLC
Its: General Partner

/s/ Scott J. Vassalluzzo
Name: Scott J. Vassalluzzo
Title: Managing Member

PRESCOTT INVESTORS PROFIT SHARING TRUST

/s/ Scott J. Vassalluzzo
Name: Scott J. Vassalluzzo
Title: Trustee

/s/ Thomas W. Smith
Thomas W. Smith

/s/ Scott J. Vassalluzzo
Scott J. Vassalluzzo